UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2011
RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 571-9800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On June 7, 2011, Rentech, Inc. (the “Company”) published a Notice of Settlement (the “Notice”) for its consolidated shareholder derivative lawsuits (the “Shareholder Derivative Lawsuits”) pending in United States District Court for the Central District of California (In re Rentech Derivative Litigation, Lead Case No. 2:10-cv-0485-GHK-PJW) and the Superior Court of the State of California for the County of Los Angeles (Andrew L. Tarr v. Dennis L. Yakobson, et al., LASC Master File No. BC430553). The Company previously announced the proposed settlements for the Shareholder Derivative Lawsuits on March 23, 2011, subject to court approval and certain other conditions, including notice to the Company’s shareholders.
The Notice summarizes the terms of the proposed settlements for the Shareholder Derivative Lawsuits, and it notifies shareholders of a settlement hearing to be held on July 21, 2011 before the Superior Court of the State of California in Los Angeles to determine whether the terms of the settlements should be approved. In accordance with the requirements of the Amended Stipulation of Settlement dated May 19, 2011 (the “Settlement Stipulation”), the Company is filing copies of the Notice and the Settlement Stipulation on this Current Report on Form 8-K as exhibits 99.1 and 99.2. Copies of the Notice and the Settlement Stipulation are also posted at the Corporate Governance tab of the Investor Relations section of the Company’s website at www.rentechinc.com.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Notice of Settlement, dated June 7, 2011.

99.2	Amended Stipulation of Settlement, dated May 19, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.
Date: June 7, 2011	By:	/s/ Colin Morris
Colin M. Morris
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Notice of Settlement, dated June 7, 2011.

99.2	Amended Stipulation of Settlement, dated May 19, 2011.